                                                                     Exhibit 5.1

                               HALE AND DORR LLP

                               COUNSELLORS AT LAW

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109

                         617-526-6000 * FAX 617-526-5000


                                                     February 10, 1999

OraVax, Inc.
38 Sidney Street
Cambridge, Massachusetts 02139

         Re:      401(k) Savings & Retirement Plan
                  --------------------------------

Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 85,000 shares (the "Shares") of Common Stock, $.001 par value per share, of OraVax, Inc., a Delaware corporation (the "Company"), issuable under the Company's 401(k) Savings & Retirement Plan (the "Plan").

         We have examined the Second Amended & Restated Certificate of the Company and all amendments thereto in the Office of the Secretary of the State of Delaware, all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of such documents.

         Based upon the foregoing, it is our opinion that the Shares have been duly authorized for issuance under the Plan, and the Shares, when issued and paid for in accordance with the terms of the Plan at a price per share in excess of the par value per share for such Shares, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                                Very truly yours,

                                                /s/ Hale and Dorr LLP

                                                HALE AND DORR LLP


WASHINGTON, DC                  BOSTON, MA                           LONDON, UK*
--------------------------------------------------------------------------------
              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)